Exhibit 99.1 December 5, 2005
EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (this “Agreement”), effective as of December 5, 2005 (the “Effective Date”), by and among THE COMMERCIAL AND SAVINGS BANK OF MILLERSBURG, OHIO, an Ohio bank with its principal office located at 6 West Jackson Street, Millersburg, Ohio 44654 (“Bank”), CSB Bancorp, Inc., an Ohio corporation and a registered bank holding company under the Bank Holding Company Act of 1956, as amended (“CSB”), and John J. Limbert, a resident of Ohio (“Employee”).
WITNESSETH:
WHEREAS, Bank is a state-chartered bank duly organized and validly existing under the laws of the State of Ohio and engages in banking activities as a wholly-owned subsidiary of CSB;
WHEREAS, Employee has knowledge, experience and expertise in the area of business of Bank, and Bank wishes to obtain the benefits of Employee’s knowledge, experience and expertise; and
WHEREAS, Bank desires to employ Employee on the terms and subject to the conditions set forth herein and subject to approval, permission and determinations of safety, soundness and fairness of any and all appropriate regulatory entities, and Employee is willing to accept employment on such terms and conditions.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:
1.	Employment. The parties acknowledge and agree that this Agreement shall replace and shall supercede in full a certain Employment Agreement by and among the parties dated May 20, 2003 (the “Initial Agreement” herein). On the terms and subject to the conditions set forth in this Agreement and subject to approval, permission and determinations of safety, soundness and fairness of any and all appropriate regulatory entities, Bank shall employ Employee to serve as President of the Bank and as President and Chief Executive Officer of CSB, and shall perform all services and duties customarily accompanying those positions. Further, Bank and CSB may appoint Employee to such other offices as the Board of Directors of Bank or CSB may determine, and Employee shall perform the duties of such other offices.
Employee shall devote Employee’s entire productive time, ability and attention to the business of Bank and CSB and shall not directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without prior consent of the Board of Directors. The Employee will provide his best professional efforts and a minimum forty (40) to fifty (50) productive hours per week.
  2. Compensation.
     2.1 Base Salary. As consideration for Employee’s services as an employee hereunder, Bank agrees to pay Employee, and Employee agrees to accept, an annual base salary of $154,500.00 for the current year of the term (“Base Salary”), subject to annual review and change by the CSB Compensation Committee and the Board of Directors for the remainder of the term. The Base Salary shall be payable in equal biweekly installments subject to withholding for taxes and other applicable items. Employee shall receive no additional compensation for serving as a director (including service or any committee) of either Bank or CSB.
     2.2 Bonus. Employee shall be eligible to receive a bonus of up to 40% of Base Salary at t the discretion of the Board of Directors. The Board of Directors shall determine what percentage is to be paid at the meeting of the Board of Directors in February of each year, or, if the audited financial statements for CSB are not prepared at least seven (7) days before such meeting, at the meeting of the Board of Directors in March. In connection with the determination of Employee’s bonus, the Board of Directors shall deliver to Employee a performance review.
     2.3 Benefits. Employee shall be entitled to participate in any insurance or other benefit plans now or hereafter provided or made available to employees of Bank generally; provided, however that nothing contained in this Agreement shall require Bank to establish, maintain or continue any such benefits already in existence or hereafter adopted for employees of Bank. Bank shall pay for Employee to join a local country club and shall reimburse Employee for the monthly dues of such club.
     2.4 Vacation. Employee shall be entitled to annual vacation and leave time of four (4) weeks at full pay with no more than two (2) weeks to be taken consecutively without Board of Directors approval. Unused vacation time may not be carried from one year to another year, but may be forfeited annually by the Employee in exchange for compensation based on base annual salary.
     2.5 Stock. Employee is hereby granted an option to purchase up to ten thousand (10,000) common shares of CSB for $17.75 per share. This option shall expire on May 19, 2008. This grant shall not be deemed to be in addition to the grant contained in Section 2.5 of the Initial Agreement, but rather a continuation thereof.
     2.6 Automobile Allowance. Employee shall be reimbursed for the person use of his personal automobile at the rate per mile specified by the Internal Revenue Service upon the submission of appropriate documentation.
     3. Residence.
     3.1 Residence. Employee shall establish his primary residence during the contract period in Holmes County, Ohio.
4. Term and Termination.
     4.1 Term. Employee shall be employed for a three (3) year term commencing on the Effective Date hereof, and ending on the anniversary of the Effective Date, unless sooner terminated in accordance with the provisions of this Agreement.
     4.2 Termination.
          (a) Death or Disability. If Employee dies or becomes disabled to the extent that Employee cannot perform his duties under this Agreement for a period of more than sixty (60) consecutive days (the `Disability Period”), this Agreement shall cease and terminate on the date of Employee’s death or conclusion of the Disability Period, as applicable. The stock option entitlement granted under Section 2.5 shall be unaffected by Employee’s death or disability.
          (b) Termination for Cause. If this Agreement is terminated by Bank or CSB for Cause (as defined herein), this Agreement and the employment of Employee shall cease and terminate as of such date. “Cause” shall be defined as (i) commission of an act of dishonesty in the course of Employee’s duties hereunder; (ii) conviction (whether as a result of a trial or plea, including a plea of nolo contendere) by a court of competent jurisdiction of a crime constituting a felony or conviction (whether as a result of a trial or plea, including a plea of nolo contendere) with respect to any act involving fraud, dishonesty, or moral turpitude; (iii) Employee’s continued, habitual intoxication or performance under the influence of controlled substances during working hours; (iv) frequent or extended, and unjustifiable (not as a result of incapacity or disability) absenteeism; (v) Employee’s continued inability or refusal to perform the duties and responsibilities described in this Agreement and any Exhibits hereto, if (A) Bank shall have given Employee prior written notice of the reason therefor and (B) a period of ten (10) days following receipt by Employee of such notice shall have lapsed and the matters which constitute or give rise to such Cause shall not have been cured or eliminated by Employee; or (vi) CSB’s or Bank’s CAMELS rating being 3, 4 or 5.
     4.3 Termination Without Cause. Bank or CSB may terminate Employee’s employment at any time without Cause, by giving thirty (30) days advance notice in writing to Employee.
     4.4 Employee’s Rights Upon Termination. In the event that this Agreement is terminated by Bank without cause, Employee shall receive all Base Salary to be paid according to this Agreement through the remaining current term of this Agreement, plus six (6) months Base Salary. Such amount shall be paid on an accelerated basis in a lump-sum on the termination date. Additionally, Employee shall be entitled to participate, at the Bank’s expense, in the employee benefits provided pursuant to Section 2.3 above for six (6) months from the termination date. The stock option entitlement under Section 2.5 shall remain in full force and effect through May 19, 2008. Employee’s rights upon termination shall be subject to determinations of safety, soundness and fairness of any and all appropriate regulatory entities. In the event that this Agreement is terminated by CSB or Bank for Cause, Employee shall be entitled to receive all pay and benefits earned through the date of termination with any benefits being paid in arrears being pro rated through the date of termination. The stock option entitlement under Section 2.5 shall terminate thirty (30) business days after such termination by Bank for Cause. Anything to the contrary herein notwithstanding, in the event that Bank or CSB shall terminate the employment of Employee without Cause within 90 days prior to the occurrence of a Change in Control, or at any time without Cause following a Change in Control, Employee shall be eligible to receive the Change in Control benefits set forth in Sections 7.2(a), (b), and (c) herein in place of the termination benefits otherwise provided in this Subsection 4.4.
5. Covenant Not to Compete. From the date hereof and for a period of one (1) year following the termination of this Agreement for any reason, Employee shall not, without prior written consent of Bank, engage in any business activity, directly or indirectly, on his own behalf or as a partner, shareholder (except by ownership of less than five percent (5%) of the stock of a publicly-held bank or corporation), director, trustee, principal, agent, employee, consultant or otherwise, with any bank, thrift, savings and loan or credit union having an office or branch within a 25-mile radius of any of Bank’s offices or branches.
6. Confidential Information and Property of Bank.
     6.1 Confidential Information. Employee acknowledges and agrees that in connection with his employment Employee will have access to certain confidential and proprietary information owned by and related to Bank and CSB and its and their customers and business. For purposes of this Agreement, “Confidential Information” means any proprietary information of or related to Bank and CSB and their respective customers and businesses, including but not limited to: (i) operations manuals and guidelines, marketing manuals and plans and business strategies, techniques and methodologies; (ii) financial information, including information set forth in internal records, files and ledgers, or incorporated in profit and loss statements, fiscal reports, sales reports and business plans; (iii) any and all active prospective mergers or acquisitions of Bank or CSB, and all financial data, pricing terms, information memoranda and due diligence reports relating thereto; (iv) all internal memoranda and other office records, including electronic and data processing files and records and financial information regarding customers of Bank and (v) any other information constituting a trade secret under governing trade secrets law.
     6.2 Non-Disclosure of Confidential Information. Employee shall not at any time willfully use, disclose or divulge any such Confidential Information to any person, firm or corporation, except: (i) in connection with the discharge of his duties hereunder; (ii) with the prior written consent of Bank and CSB which consent may be withheld in their sole discretion or (iii) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction, in which event Employee shall notify Bank as promptly as practicable and, if possible, prior to making such disclosure. Employee shall use his best efforts to prevent any such disclosure by others.
7. Change in Control.
     7.1 Change in Control. Upon the occurrence of a Change in Control (as herein defined) CSB or Bank shall provide Change in Control Benefits to Employee as set forth below, subject to the provisions of Sections 7.2(d) and (e) herein. A “Change in Control” for the purposes of this Agreement shall be deemed to have occurred if either (i) any person, together with its Affiliates or Associates, acquires beneficial ownership, directly or indirectly, of shares of CSB, entitling such person, together with such Affiliates or Associates, to cast more than one-third of the votes eligible to be cast at any meeting of shareholders of CSB, (ii) a change occurs in the acquisition of the ability to control the election of a majority of CSB’s or Bank’s directors, (iii) a change occurs in the acquisition of a controlling influence over the management or policies of CSB or Bank by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Securities Exchange Ace of 1934), or (iv) during any period of two consecutive years, individuals (the “Continuing Directors”) who at the beginning of such period constitute the Board of Directors of CSB (the “Existing Board”) ceases for any reason to constitute at least a majority thereof, provided that any individual whose election or nomination for election as member of the Existing Board was approved by a vote of at least a majority of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of this definition, a person shall be deemed the “beneficial owner” of any shares of CSB (i) which such person or any of its Affiliates or Associates, as defined below, beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates, has directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of CSB. For purposes of this Agreement, a “person” shall mean any individual, firm, company, partnership, other entity or group, and the terms “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as of the date hereof. Provided however, that a Change of Control shall not be deemed to have resulted from any transfer (i) to CSB, (ii) to a fiduciary for the benefit of the transferring owner or his spouse or lineal descendants or (iii) by will or by operation of the laws of descent and distribution.
     7.2. Change in Control Benefits. The Change in Control benefits that Employee shall be entitled to receive in accordance with the provisions hereof are as follows:
          (a) Employee shall receive his Base Salary for a three (3) year period following termination of employment pursuant to Section 7.2(d) below. Such Base Salary shall be paid periodically at the same frequency as prior to the termination of employment, subject to applicable withholding for taxes and other proper charges.
          (b) CSB or Bank shall provide to Employee continued coverage for one (1) year following termination pursuant to Section 7.2(d) below under a health plan with benefits the same or similar to those Employee had with CSB and/or Bank prior to the Change in Control.
          (c) Any outstanding stock options shall immediately vest and become exercisable in accordance with their terms.
          (d) Notwithstanding any other provision of this Agreement, no Change in Control benefits under subsections (a), (b), and (c) will be payable unless and until Employee’s employment is terminated: (i) by CSB or Bank within ninety (90) days prior to the occurrence of a Change in Control or at any time following the Change in Control, except for Cause; (ii) by Employee: (a) for Good Reason within ninety (90) days prior to the occurrence of a Change in Control (except where the changes constituting “Good Reason” otherwise constitute Cause) or (b) for Good Reason at any time subsequent to the occurrence of the Change in Control; or (iii) by Employee for any reason or no reason during a period commencing 180 days following the occurrence of a Change in Control and ending 210 days following the occurrence of a Change in Control. For purposes of this Agreement, “Good Reason” shall be defined as a reduction in the compensation or benefits of Employee, or change or reduction in title or responsibilities of Employee, from those in effect during the period commencing ninety (90) days prior to the occurrence of a Change in Control, or reassignment of Employee to a position requiring travel more than ten (10) miles from the current headquarters office of Bank.

          (e) Anything to the contrary herein notwithstanding, no Change in Control benefits shall be payable to Employee under this Section 7 in the event that a Change in Control occurs as a result of negotiations initiated by the Employee with third parties, unless such negotiations and parties are: (i) authorized or approved in advance by the Board of Directors of CSB, or (ii) ratified and approved subsequent thereto by the Board of Directors of CSB.
     7.3 Tax Obligations. In the event that any Change in Control Benefits which Employee is entitled to receive from Bank (either under this Agreement or otherwise) constitute an “excess parachute payment” as defined for the purpose of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), then such Change in Control benefits shall be reduced such that no “excess parachute payment” is received by Employee from CSB or Bank.
     7.4 Mitigation of Benefits. Employee shall not be required to mitigate the amount of any paid Change in Control benefit by seeking other employment or otherwise, nor shall the amount of any Change in Control benefit be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owned by Employee to CSB or Bank or for any other reason.
8. Remedies. For purposes of Sections 5 and 6 of this Agreement, Employee acknowledges that the services to be rendered by him are of a special, unique and extraordinary character and that it would be extremely difficult or impracticable to replace such services, that the material provisions of this Agreement are of crucial importance to Bank and CSB and that any damage caused by the breach of this Agreement could result in irreparable harm to the business of Bank and CSB. Accordingly, Employee agrees to employ his reasonable best efforts at all times to honor and comply with all of the provisions of this contract.
9. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings of the parties with respect to the subject matter hereof.
     No amendment or modification of this Agreement shall be valid or binding unless made in writing and signed by the parties hereto.
10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (Including without limitation service by overnight courier service) to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, at the address set forth below, or on the date of service if delivered by facsimile to the facsimile number then utilized by the party receiving the facsimile. All notices shall be addressed to the parties to be served as follows:

If to Bank and CSB:
CSB Bancorp, Inc.
The Commercial and Savings Bank
6 West Jackson Street
Millersburg, Ohio 44654
Attn: Chairman of the Board
Copy to:
Jeffery E. Smith
Thompson Hine LLP
10 W. Broad St.
7th Floor
Columbus, Ohio 43215
(a) If to Employee:
John J. Limbert
5987 Private Rd. 388
Millersburg, OH 44654
Copy to:
12. Severability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, and this Agreement shall be construed and enforced to the maximum extent permitted by law.
13. Waiver. No waiver of any default or breach of this Agreement shall be deemed a continuing waiver or a waiver of any other breach or default.
14. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to principles of conflicts of law.
15. Assignment. Employee may not assign any rights under this Agreement without the prior written consent of Bank and CSB. If Bank or CSB, or any entity resulting from any stock purchase, merger or consolidation with or into Bank or CSB, is merged with or consolidated into or with any other entity or entities, or if substantially all of the stock or operating assets of any of the aforementioned entities is sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in, or the entity resulting from, such asset purchase, merger or consolidation, or the entity to which such assets are sold or transferred.
16. Headings; Gender. The headings contained in this Agreement are for reference purposes only and should not affect in any way the meaning or interpretation of this Agreement. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter.
17. Mutual Negotiation. Each party has been represented by counsel in drafting and negotiating this Agreement.
This Agreement shall therefore be deemed to have been negotiated, prepared and drafted jointly hereto. This Agreement shall not be construed against any party as the sole drafter or author of the Agreement.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.
THE COMMERCIAL AND SAVINGS BANK OF MILLERSBURG, OHIO, an Ohio banking corporation

By	/s/ John R. Waltman John R. Waltman
Its:	Chairman of the Board of Directors

CSB BANCORP, Inc., an Ohio corporation

By	/s/ Robert K. Baker

Robert K. Baker

Its:	Chairman of the Board of Directors

EMPLOYEE

/s/ John J. Limbert
John J. Limbert